                                                                       Exhibit 4


              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT




         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of the 14th day of December, 2001, by and between Manugistics Group, Inc., a Delaware corporation ("MANUGISTICS GROUP"), and Information Resources, Inc., a Delaware corporation ("IRI").


                             B A C K G R O U N D:


         A. IRI entered into an Amended and Restated Settlement Agreement and Mutual Release dated as of December 14, 2001 with Manugistics Group and Manugistics, Inc., a wholly-owned subsidiary of Manugistics Group, as amended by Amendment No. 1 thereto dated as of February 20, 2002 (as so amended, the "SETTLEMENT AGREEMENT"), pursuant to which the parties agreed to terminate all aspects of their claims arising out of or relating in any way to the agreements executed by them as of March 7, 1997. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Settlement Agreement.


         B. Subject to the terms and conditions of the Settlement Agreement, Manugistics Group has agreed to deliver to IRI the number of Manugistics Shares as determined under subparagraph III.B of the Settlement Agreement.


         C. Pursuant to subparagraph III.A of the Settlement Agreement, the parties have agreed that Manugistics Group shall register the Manugistics Shares with the SEC under the Securities Act for resale by IRI under the terms, conditions and procedures set forth in this Agreement.


         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:


1.   CERTAIN DEFINITIONS.


         As used in this Agreement, the following terms shall have the meanings set forth below:


         (a) "BUSINESS DAY" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.


         (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.


         (c) "NASDAQ" shall mean The Nasdaq Stock Market or any market successor thereto.


         (d) "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

         (e) "PROSPECTUS" shall mean (i) the preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective; (ii) the form of prospectus first filed with the SEC pursuant to Rule 424(b) under the Securities Act; and (iii) all supplements and amendments thereto (if any) which shall have been declared effective by the SEC.


         (f) "REGISTRABLE SECURITIES" shall mean (i) the Manugistics Shares; and (ii) any Manugistics Common Stock and any other security issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the Manugistics Shares, provided, however, that Registrable Securities shall not include: (a) any Manugistics Shares prior to their issuance pursuant to the Settlement Agreement or any right to receive any Manugistics Shares, (b) any Manugistics Shares which have been sold to the public either pursuant to a registration statement under the Securities Act or pursuant to Rule 144, or which are eligible for sale to the public pursuant to Rule 144, or (c) any Manugistics Shares which have been sold, transferred or otherwise disposed of in any other transaction in which the transferor's rights under this Agreement are not assigned or otherwise transferred.


         (g) "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the SEC.


         (h) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including all registration, qualification and filing fees, reproduction and printing expenses, expenses incurred by Manugistics Group in the preparation of any registration statement, fees and disbursements of counsel for Manugistics Group and those of Manugistics Group's other independent professional advisors and experts, listing fees and other costs incurred in listing Registrable Securities for trading on Nasdaq or on any stock exchange, blue sky fees and expenses (if any), and expenses of any regular or special accounting services provided to Manugistics Group incident to or required by any such registration, but shall not include Selling Expenses (as that term is defined herein).


         (i) "REGISTRATION STATEMENT" shall mean the registration statement to be filed or filed by Manugistics Group with the SEC pursuant to
Section 2 hereof (including (i) all amendments and supplements thereto, (ii) the Prospectus contained therein, (iii) all exhibits thereto, and (iv) all documents incorporated by reference therein).


         (j) "RULE 144" shall mean Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.


         (k) "SELLING EXPENSES" shall mean all brokerage fees, selling commissions and underwriting discounts (if any), and stock transfer taxes applicable to the sale of Registrable Securities.


         (l) "TRANSACTION DOCUMENTS" shall mean this Agreement, the Settlement Agreement, and each of the other agreements and documents delivered pursuant to or in connection with the Settlement Agreement, including any amendments to any such documents.

         (m) "TRANSFER" shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation or other disposition of any Registrable Securities or any interest therein, whether voluntary or involuntary, including, but not limited to, any disposition by operation of law, by court order, by judicial process or by foreclosure, levy or attachment.


2.   REGISTRATION.


         (a) As soon as practicable after the date of this Agreement and consistent with the requirements of applicable law, but subject to subsection
(b) below and to the requirements of Sections 4 and 5 of this Agreement, Manugistics Group shall effect (i) the registration for offer and resale under the Securities Act by IRI of all of the Manugistics Shares, and (ii) appropriate qualifications (if any) required under applicable state "blue-sky" securities laws of such jurisdictions as IRI shall reasonably request in writing from time to time (collectively, the "REGISTRATION"). In furtherance of the Registration, but subject to subsection (b) below and to the requirements of Sections 4 and 5 of this Agreement, Manugistics Group shall file with the SEC, not later than January 17, 2002, the Registration Statement covering the Manugistics Shares and/or any other securities which then constitute Registrable Securities.


         (b) Notwithstanding the foregoing, Manugistics Group shall not be obligated to effect, or to take any action to effect, the Registration (with respect to clause 2(b)(i)), and may defer the filing or effectiveness of the Registration Statement for only so long as is reasonably necessary (with respect to clause 2(b)(ii)), in the sole discretion of the Board of Directors of Manugistics Group, if:


                      (i) in any particular jurisdiction, Manugistics Group would be required to execute a general consent to service of process in effecting such Registration, qualification, or compliance, unless Manugistics Group is already subject to service in such jurisdiction and except as may be required by the Securities Act; or


                      (ii) (A) in the good faith judgment of the Board of
                           Directors of Manugistics Group, such Registration would be detrimental to Manugistics Group and the Board of Directors of Manugistics Group in its sole discretion concludes, as a result, that it is essential to defer the filing or effectiveness of the Registration Statement, and (B) Manugistics Group shall furnish to IRI a certificate signed by the Chief Executive Officer of Manugistics Group stating that, in the good faith judgment of the Board of Directors of Manugistics Group, it would be detrimental to Manugistics Group for such Registration Statement to be filed or to be declared effective, as applicable, in the near future and that it is, therefore, essential to defer the filing or effectiveness of such Registration Statement;

provided, however, that any deferral of the filing or effectiveness of the Registration Statement pursuant to subsection (ii) hereof shall not exceed sixty (60) days.


         (c) The Registration Expenses shall be borne by Manugistics Group and the Selling Expenses shall be borne by IRI.

         (d) Manugistics Group and IRI each agree to take such actions as may be necessary, in the event that IRI desires to transfer some or all of the Registrable Securities as promptly as practicable after the Registration Statement shall become effective, to enable IRI to so sell such securities, including any action reasonably requested by the transfer agent for Manugistics Group or by the brokerage firm through whom IRI then intends to effect such transfer.

3.   REGISTRATION PROCEDURES.


         Manugistics Group shall, at its own expense:


         (a) promptly notify IRI as to: (i) the initial filing of the Registration Statement; (ii) the receipt of any comments thereon from the SEC or of any communication from the SEC staff that it does not intend to review the Registration Statement; (iii) any request from the SEC or any state regulatory authority for amendment of the Registration Statement or for supplement to any Prospectus or for any additional information in connection therewith; (iv) the filing of each amendment thereto (which shall comply as to form in all material respects with the requirements of the appropriate form), including any post-effective amendment; (v) the formal request for and the effectiveness of the Registration Statement or any post-effective amendment thereto; and (vi) the issuance by the SEC or any state regulatory authority of any stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus or the institution of any proceedings for that purpose;


         (b) subject to Section 2(b) and Section 3(c) of this Agreement and to the requirements of Sections 4 and 5 of this Agreement, use reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after its filing and to prevent the issuance of any stop order preventing or suspending the use of any Prospectus and to obtain as soon as possible the lifting or withdrawal thereof, if issued;

         (c) subject to Section 2(b) hereof, use reasonable best efforts to cause the Registration Statement to be declared effective after the close of trading on a day other than a Thursday, Friday or on a day other than one that precedes a day that the Nasdaq National Market is closed; provided, however, that this Section 3(c) shall not apply in connection with the dates for the effectiveness of the Registration Statement specified in subparagraphs III.C and III.D of the Settlement Agreement;

         (d) keep the Registration Statement effective from the effective date thereof to and including the first to occur of: (i) one year from the effective date thereof; or (ii) the date on which IRI has completed the distribution of Registrable Securities described in the Registration Statement (the "APPLICABLE PERIOD");

         (e) promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as shall be necessary to comply with the provisions of the Securities Act with respect to the disposition by IRI of all securities covered by such Registration Statement and thereafter use its reasonable best efforts to cause any such post-effective amendment to be declared effective by the SEC as promptly as permitted by the SEC;

         (f) furnish to IRI: (i) such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as IRI may reasonably request from time to time; (ii) one signed copy of each amendment to the Registration Statement, including all exhibits filed therewith; and (iii) such number of conformed copies of each amendment to the Registration Statement (including such number of copies of the exhibits filed therewith as may reasonably be requested), including documents incorporated by reference therein, as IRI may reasonably request from time to time;

         (g) promptly notify IRI, as a holder of Registrable Securities covered by the Registration Statement at any time:


                  (i) when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or the failure of any event to occur or the discovery of any facts as a result of which the Prospectus included in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, at the request of IRI, promptly prepare and furnish as soon as practicable to IRI a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser(s) of such Manugistics Shares, such Prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;


                  (ii)     if, during the Applicable Period, the
                           representations and warranties of Manugistics Group contained in this Agreement cease to be true and correct in any material respect;


                  (iii) if Manugistics Group receives any notification of the issuance of a stop order or the suspension of the Registration or qualification of the Registrable Securities in any jurisdiction or the initiation of any proceeding for such purpose; and


                  (iv)     if, in Manugistics Group's reasonable
                           determination, a post-effective amendment to the Registration Statement would be appropriate;

         (h) provide one copy of each notice or document given or furnished to IRI pursuant to Section 3(a), (e) and (f), above, concurrently with the provision thereof or as promptly thereafter as practicable to legal counsel designated by IRI in a written notice given to Manugistics Group;

         (i) list the Registrable Securities registered pursuant to this Agreement on Nasdaq and any securities exchange on which Manugistics Group Common Stock is then listed;

         (j) make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the

Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act); and

         (k) make reasonable effort to obtain the withdrawal or removal of any order suspending the effectiveness of the Registration Statement as promptly as practicable under the circumstances.


4.   INFORMATION BY IRI.

         (a) IRI shall furnish to Manugistics Group on a timely basis such information regarding IRI, the Registrable Securities held by IRI and the sale thereof proposed by IRI as Manugistics Group may request in writing and as shall be reasonably required in connection with the Registration or under the Settlement Agreement.

         (b) If IRI does not timely provide any of the information required to be furnished to Manugistics Group under Section 4(a) hereof, IRI shall not be eligible to be named as the selling stockholder in the Registration Statement.

         (c) IRI shall furnish to Manugistics Group such certificates and documents confirming, as of the effective date of the Registration Statement, the information provided by IRI to Manugistics Group pursuant to Section 4(a) hereof and the performance of the covenants made herein by IRI and such related matters as Manugistics Group shall have reasonably requested in writing.


5.   RESTRICTIONS ON TRANSFER.

         (a) Prior to the effective date of the Registration Statement, IRI shall not make or effect any Transfer, directly or indirectly, of any of the Manugistics Shares or of its right to receive such Manugistics Shares, except as expressly permitted under Section 9(h) of this Agreement.

         (b)      Subsequent to the effectiveness of the Registration
Statement, IRI shall not make or effect any transfer of Registrable Securities except: (i) transfers pursuant to the Prospectus and as provided under the caption "Plan of Distribution" therein; and (ii) transfers in accordance with Rule 144; provided, however, that if, for any reason, the Registration Statement shall not have become effective prior to the first anniversary of the effective date of this Registration Rights Agreement, transfers of Registrable Securities may be effected in accordance with Rule 144 (or any other exemption then available from the registration requirements of Section 5 of the Securities
Act); and provided, further, that if the Registration Statement shall become effective but the Prospectus shall thereafter become unusable to effect sales of Registrable Securities during the Applicable Period due to the entry of a stop order, the filing of a post-effective amendment which has not been declared effective or for any other reason, then transfers of the Registrable Securities to which such Registration Statement pertains may be effected in accordance with the provisions of Rule 144 (or any other exemption then available from the registration requirements of Section 5 of the Securities Act).

         (c) IRI shall promptly notify Manugistics Group if it shall have become an "affiliate" of Manugistics Group within the meaning of Rule 144(a).

         (d) IRI has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or might reasonably be expected to constitute, the manipulation or stabilization of the price of Manugistics Common Stock or of any other securities of Manugistics Group.


6.   INDEMNIFICATION WITH RESPECT TO SECURITIES MATTERS.


         (a) Manugistics Group will indemnify IRI, each of its officers and directors and each person controlling IRI within the meaning of Section 15 of the Securities Act with respect to the Registration effected pursuant to
Section 2 of this Agreement, against all expenses, claims, losses, damages and liabilities (or actions, proceedings, judgments or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in each Registration Statement, Prospectus or offering circular incident to any such Registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation (or alleged violation) by Manugistics Group of the Securities Act, the Exchange Act, any other federal or state securities laws, or any rule or regulation thereunder applicable to Manugistics Group and relating to action or inaction required of Manugistics Group in connection with any such Registration, and will reimburse IRI, its officers, directors and each Person controlling IRI for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that Manugistics Group will not be liable in any such case to the extent that any such expense, claim, loss, damage or liability, arises out of or is based on any untrue statement or omission based upon written information furnished to Manugistics Group by or on behalf of IRI specifically for use therein. It is agreed that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such expense, claim, loss, damage, liability, or action if such settlement is effected without the consent of Manugistics Group (which consent shall not be unreasonably withheld).


         (b) IRI will indemnify Manugistics Group, Manugistics, Inc., each of their respective directors and officers and each person who respectively controls Manugistics Group or Manugistics, Inc., within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, Prospectus or offering circular incident to the Registration or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or offering circular in reliance upon and in conformity with written information furnished to Manugistics Group by or on behalf of IRI, whether by IRI or otherwise, specifically for use therein, and will reimburse Manugistics Group, Manugistics, Inc. and each of their respective directors and officers and each person controlling any of them for any legal or any other expenses reasonably incurred in connection with investigating or defending any such expense, claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or offering circular in reliance upon and in conformity with written information furnished to Manugistics Group by or on behalf of IRI, whether by IRI or otherwise, specifically for use therein; provided, however, that the obligations of IRI hereunder shall not apply to amounts paid in settlement of any such expense, claim, loss, damage, or liability (or action in respect thereof) if such settlement is effected without the consent of IRI (which consent shall not be unreasonably withheld). The maximum liability of IRI for indemnity pursuant to this Section 6(b) shall not exceed the net proceeds that IRI realized from the sale of Registrable Securities pursuant to the Prospectus or, if IRI has not yet sold, pursuant to the Prospectus, all of the Registrable Securities to which it is or may be entitled to receive at the time that indemnification is required pursuant to this Agreement, then IRI's maximum liability hereunder shall be the value of the Registrable Securities beneficially held by IRI (or to which IRI may become entitled) covered by the Prospectus measured by the greater of the closing price of Manugistics Common Stock on Nasdaq or other market or exchange on which Manugistics Common Stock is traded (i) on the date the Manugistics Shares are delivered to IRI pursuant to subparagraph III.B of the Settlement Agreement; or (ii) such closing price on the date of the demand for indemnity, or, if not so traded, by a fair market value standard reasonably approved by the then current Board of Directors of Manugistics Group.


         (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim or litigation resulting therefrom.


         (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an Indemnified Party with respect to any loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party on the other hand, in connection with the statement or omission that resulted in such loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations, provided however, that in no event shall any contribution by IRI under this Section 6(d) exceed the net proceeds that IRI realized from the sale of Manugistics Shares or, if IRI has not yet sold all of the Manugistics Shares to which it is or may be entitled to receive at the time that indemnification is required pursuant to this Agreement, then
IRI's maximum liability hereunder shall be the value of the Manugistics Shares beneficially held by IRI (or to which IRI may become entitled) measured by the greater of the closing price of Manugistics Common Stock on Nasdaq or other market or exchange on which Manugistics Common Stock is traded (i) on the date the Manugistics Shares are delivered to IRI pursuant to subparagraph III.B of the Settlement Agreement or (ii) on the date of the demand for indemnity, or, if not so traded, by a fair market value standard reasonably approved by the then current Board of Directors of Manugistics Group; provided further, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.


         (e) The obligations of each party to indemnify and hold harmless the other party and each other Person entitled to indemnity as an Indemnified Party under Sections 6(a) and 6(b) are independent of any provision of the Settlement Agreement and the right of each party and each such other Person to be indemnified under Sections 6(a) and 6(b), above, shall not be limited by or otherwise subject to any provision of the Settlement Agreement.


         (f)      The obligations of Manugistics Group and IRI under this
Section 6 shall survive the completion of any offering of Manugistics Shares or any other Registrable Securities in a Registration Statement.


7.   REPORTING REQUIREMENTS.


         Manugistics Group agrees that:


         (a) during the Applicable Period, for so long as Manugistics Group is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, Manugistics Group will use its reasonable best efforts to file in a timely manner the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act;

         (b) if Manugistics Group shall cease to be so required to file such reports, it will, upon the request of IRI, take such further action that is reasonable under the circumstances, including, without limitation, the provision of current public information as required by Rule 144(c) (or any similar successor provision), to enable IRI to sell its Registrable Securities pursuant to Rule 144; and

         (c) it will periodically furnish to IRI forthwith upon written request a written statement by Manugistics Group as to its compliance with the reporting requirements of the Securities Act, the Exchange Act and/or Rule 144, as appropriate.


8.       RESTRICTIVE LEGENDS.

         (a) Each certificate (if any) evidencing Manugistics Shares delivered pursuant to the Settlement Agreement shall bear the following legends:


                  The securities represented by this certificate (the "Shares") have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws. The shares have been acquired for the record holder's own account, as principal, and not with a view to the resale of all or any part of the shares, and with no present intention, agreement or arrangement to resell, transfer or otherwise dispose of all or any part of the shares except pursuant to Registration under the Act.


                  The shares represented by this certificate are subject to certain restrictions on transferability and to the other terms and conditions of that certain Amended and Restated Registration Rights Agreement dated as of February 20, 2002, between Manugistics Group, Inc. and Information Resources, Inc., copies of which are on file and may be obtained upon written request directed to the attention of the Secretary of Manugistics Group, Inc. Under said Agreement, such shares may not be sold, pledged, donated or otherwise transferred or encumbered except as expressly permitted thereunder.


         (b) Upon the effectiveness of the Registration Statement, the restrictive legend referring to the Securities Act of 1933 set forth in Section 8(a) hereof shall be eligible to be removed from each certificate representing Shares that are being registered under such Registration Statement. The legend in Section 8(a) hereof referring to this Registration Rights Agreement shall be removed from each certificate evidencing Registrable Securities upon the first to occur of: (i) the sale or other transfer of such securities pursuant to the Prospectus; and (ii) the sale of such securities pursuant to Rule 144 (including Rule 144(k)).


9.   MISCELLANEOUS.


         (a) Benefits Non-transferable. Subject to Section 9(h) of this Agreement, notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the obligation of Manugistics Group to effect the Registration and thereafter to maintain the effectiveness of the Registration Statement is solely for the benefit of IRI.


         (b) Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts made and fully performed therein.

         (c) Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.


         (d) Interpretation. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural numbers. All references in the singular or plural shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.


         (e) Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, execution by facsimile, each of which shall be deemed an original, and all of which when taken together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.


         (f) Amendments and Waivers. The provisions of this Agreement, including provisions of this Section 9(f), may not be amended, modified or supplemented, otherwise than with the prior written consent of Manugistics Group and IRI.


         (g) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first class mail, telex, telecopier, or any courier guaranteeing overnight delivery: (i) if to IRI, initially at its address as set forth in the Settlement Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9(g), and (ii) if to Manugistics Group, initially at its address as set forth in the Settlement Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9(g).


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.


         (h) Successors and Assigns. IRI may assign, transfer or otherwise dispose of its rights and obligations under this Agreement (i) only in connection with: (A) the sale of all or substantially all of the assets of IRI; or (B) a consolidation or merger of IRI with another corporation or entity, the consummation of which would result in the stockholders of IRI immediately before the occurrence of the consolidation or merger owning, in the aggregate, fifty percent or less of the voting power of the surviving entity; or (ii) by operation of law or by order or decree of a court or administrative authority of competent jurisdiction. Nothing in this Agreement shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of this Agreement, the Settlement Agreement or applicable law. If any transferee of IRI shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

Subject to Section 9(a) and this Section 9(h), this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.


         (i) Consent to Jurisdiction and Service. Every dispute arising from or relating to this Agreement shall be tried by the court without a jury only in the state or federal courts situated in Delaware. IRI and Manugistics Group consent to venue in those courts, and agree that those courts shall have personal jurisdiction over them in any such action. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such parties at their respective addresses in accordance with Section 9(g) hereof.


         (j) Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be held invalid or unenforceable by any court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.


         (k) Integration. This Agreement together with the Settlement Agreement embodies the entire agreement among the parties with respect to its subject matter. There are no restrictions, promises, representation, warranties, covenants or undertakings other than those expressly set forth in this Agreement and/or the Settlement Agreement. This Agreement and the Settlement Agreement supersede any and all previous understandings, agreements, representations or discussion, written or oral, among the parties. In the event of a conflict between or among the provisions of this Agreement and the Settlement Agreement, the Settlement Agreement shall control.


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                                MANUGISTICS GROUP, INC.

                                By:
                                    --------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                       -----------------------------------

                                INFORMATION RESOURCES, INC.

                                By:
                                   ---------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------